UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013 (February 21, 2013)

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02-Results of Operations and Financial Condition. This information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

On February 26, 2013, United Natural Foods, Inc., a Delaware corporation (the "Company"), issued a press release to report its financial results for the second fiscal quarter ended January 26, 2013. The press release is furnished as Exhibit 99.1 hereto.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 21, 2013, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the "Board") of the Company increased the size of the Board to nine directors and elected Denise M. Clark to serve as a Class I director. Ms. Clark's term will expire, along with the terms of the other Class I directors, at the Company's annual meeting of stockholders expected to be held in December 2015. Ms. Clark has not been appointed to a committee of the Board at this time. There are no arrangements or understandings between Ms. Clark and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Clark that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Clark, age 55, has served as Senior Vice President and Global Chief Information Officer for The Estée Lauder Companies Inc. since November 2012. Prior to that role, Ms. Clark served as Senior Vice President and Chief Information Officer for Hasbro Inc. from October 2007 to November 2012. Ms. Clark also served at Mattel, Inc., where she was Global Chief Technology Officer and later Chief Information Officer for the Fisher Price brand between January 2000 and February 2007. Ms. Clark's previous experience includes two other consumer goods companies, Warner Music Group, formerly a division of Time Warner Inc., and Apple Inc. Ms. Clark has over 20 years of experience in the delivery of ERP, digital platforms, and innovative business transformation initiatives. She has also been a leader in change and governance programs that drive business value and success.

Ms. Clark will receive compensation in accordance with the Company's existing compensation arrangements for non-employee directors, which are described under the heading “Director Compensation” in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 2, 2012, and currently include a mixture of a cash retainer, cash paid for board and committee meetings attended, in person or by telephone, and equity-based awards consisting of restricted stock units. Ms. Clark will also be eligible to participate in the Company's deferred compensation plan, pursuant to which she will be permitted to defer up to 100% of her director fees and restricted stock units. The Company has also entered into an Indemnification Agreement with Ms. Clark in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on June 11, 2009.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated February 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Name:	Mark E. Shamber
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:    February 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated February 26, 2013.